SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 9, 2007
Date of Report (Date of earliest event reported)
Energy Transfer Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2007, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into a credit agreement, attached as Exhibit 10.1 hereto, with Wachovia Bank, National Association, as administrative agent, and certain other lenders party thereto providing for a $310.0 million 364-day term loan credit facility (the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement. Borrowings under the Credit Agreement were used to fund the purchase price for the acquisition of Canyon Gas Resources, LLC and for general corporate purposes. Amounts borrowed under the Credit Agreement bear interest at a rate based on either a Eurodollar or a prime rate.
The indebtedness under the Credit Agreement is unsecured and not guaranteed by any of the Partnership’s subsidiaries. The indebtedness of the Credit Agreement is prepayable at any time at the Partnership’s option without penalty.
The Credit Agreement contains covenants that limit (subject to certain exceptions) the ability of the Partnership and certain of the Partnership’s subsidiaries to, among other things:
•	incur indebtedness;

•	grant liens;

•	enter into mergers;

•	dispose of assets;

•	make certain investments;

•	make Distributions during certain Defaults and during any Event of Default;

•	engage in business substantially different in nature than the business currently conducted by the Partnership and its subsidiaries;

•	engage in transactions with affiliates;

•	enter into restrictive agreements; and

•	enter into speculative hedging contracts.
The Credit Agreement also contains a financial covenant that provides that on each date the Borrower makes a Distribution, the Leverage Ratio shall not exceed 5.0 to 1, with a permitted increase to 5.5 to 1 during a specified Acquisition Period.

The above description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure
On October 9, 2007, the Partnership issued a press release relating to two planned expansion projects related to its Texas intrastate pipeline system. A copy of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01	Other Events
(a) On October 5, 2007, the Partnership completed the acquisition of Canyon Gas Resources, LLC, a company engaged in the business of gathering and processing natural gas in the Piceance and Uinta basins in Colorado and Utah.
(b) The Partnership’s executive management team plans to meet with securities analysts on October 10, 2007 in Dallas, Texas. At this meeting, the Partnership plans to make a presentation relating to the preliminary estimates of the Partnership’s results of operations for its fiscal year ended August 31, 2007, the status of its capital projects, its outlook for fiscal 2008 and fiscal 2009 and the status of the proceedings with the FERC and CFTC. The Partnership plans to make this presentation available on its website during the day of the analyst meeting.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. Exhibit 10.1 below is being filed herewith. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.
10.1	Credit Agreement dated as of October 5, 2007 by and among the Partnership, Wachovia Bank, National Association, as administrative agent, and certain other lenders party thereto.
99.1	Energy Transfer Partners, L.P. Press Release, dated October 9, 2007.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:	Energy Transfer Partners GP, L.P., General Partner

By:	Energy Transfer Partners, L.L.C., General Partner

Date: October 9, 2007	/s/ Brian J. Jennings
Brian J. Jennings
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

Exhibit Index
Exhibits
10.1	Credit Agreement dated as of October 5, 2007 by and among the Partnership, Wachovia Bank, National Association, as administrative agent, and certain other lenders party thereto.

99.1	Energy Transfer Partners, L.P. Press Release, dated October 9, 2007.